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                                                                    EXHIBIT 23.1

                       [KPMG PEAT MARWICK LETTERHEAD LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
CVS Corporation

     We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 6, 1997 appearing and incorporated by reference in the Annual Report on Form 10-K of CVS Corporation for the year ended December 31, 1996.

     Our reports dated July 16, 1997 which are based on our audits and the report of other auditors, contain an explanatory paragraph that states that the supplemental consolidated financial statements give retroactive effect to the merger of CVS Corporation and Revco D.S., Inc. on May 29, 1997, which has been accounted for as a pooling-of-interests as described in Note 1 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not extend through the date of consummation. Those financial statements do not extend through the date of consummation. However, they will become the historical financial statements of CVS Corporation after financial statements covering the date of consummation of the business combination are issued.

     Our reports dated July 16, 1997 are based on our audits and the reports of other auditors.

     We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated July 16, 1997 appearing in the Current Report on Form 8-K.

     We consent to the reference to our firm under the headings "Selected Historical Consolidated Financial and Operating Data", "Selected Supplemental Consolidated Financial Data" and "Experts" in the Registration Statement on Form S-3.

                                            /s/ KPMG PEAT MARWICK LLP

Providence, Rhode Island
July 16, 1997